Exhibit 99.2

Q4 2025 EARNINGS RESULTS Feb 19, 2026

Financial Profile | Strengthened Foundation & Improving Trajectory Overhauled Capital Structure Scalable Operating Model 2 Strong Gross Margin Profile Consistent Adj. EBITDA Profitability Diversified Hardware & SaaS Revenue Mix Driving Sustainable Revenue Growth

Q4 2025 RESULTS (Feb 19, 2026) GUIDANCE (Nov 6, 2025) $48.4m $45.0m - $48.0m TOTAL REVENUE $6.0m $4.0m - $5.0m ADJ EBITDA* 12.4% 9 - 10% Implied margin 3 Q4 2025 Financial Results | Beat Guidance In the Nov 6, 2025 Q3 2025 Earnings call, the Company issued guidance for Q4 2025. On Feb 19, 2026, financial results for Q4 2025 were reported and represent a ‘beat’ on both revenue and ADJ EBITDA. *Adjusted EBITDA is a non - GAAP financial measure. See ”Non - GAAP Numbers” and related tables in the Appendix for a reconciliation to the closest GAAP measure.

Q4 2025 Financial Results | Selected Key Highlights

Inseego delivered healthy sequential revenue growth (+$2.5m, +5.5%) and sustained profitability performance in Q4 2025; this was driven by increased mobile carrier promotions and FWA channel sales, and was supplemented by continued success of the Company's FX4100 FWA router.

Q4 2025 Financial Highlights Include:

1. Strong **Mobile revenue** of **$20.4m**, **growing +27.4% QoQ** vs. Q3 2025, and the highest Mobile revenue in 2025.
2. Consistent contribution from **Software Services & Other Revenue** at **$12.3m** or **25%** of revenue
3. Solid non-GAAP **Gross Margin** of **42.5%**, **+75 bps higher QoQ** vs. Q3 2025 and **+510 bps higher YoY** vs. Q4 2025, on account of continued cost discipline and sustained FWA and Software Services & Other revenue.
4. Continued thoughtful spend management with non-GAAP **Operating Expenses** as a percentage of revenue **trending in the low 30s%**.
5. Delivered **Adj EBITDA of $6.0m** and **12.4%**, the highest quarterly result in 2025, and the seventh consecutive quarter of **double-digit Adj EBITDA margin**.

inseego
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✓ Announced in January that AT&T Business selected the Inseego FX4200 as part of its portfolio of fixed wireless device offerings. AT&T placed an initial stocking order in December 2025, and sales are anticipated to begin ramping in earnest in the first half of 2026 as the program comes online. ✓ Announced in February that Verizon Business added the Inseego FX 4200 series to its 5G Business Internet FWA portfolio. Verizon placed an initial stocking order in December 2025, and sales are expected to begin ramping in earnest in the first half of 2026 as the program comes online. ✓ With the announcements above, all three U.S. Tier - 1 carriers have now chosen Inseego to support their enterprise FWA offerings. This level of alignment is a strong endorsement of our technology and strategy, and it positions Inseego as a key partner as carriers look to scale Fixed Wireless Access as a core enterprise connectivity solution. ✓ Saw continued traction in the channel across both Mobile and Fixed Wireless Access, with wins spanning SSPs, industrial automation, regional fixed wireless providers, healthcare and public safety. These deployments included a mix of established and newer products, from MiFi X Pro mobility solutions bundled with Inseego Connect to FX and FW series devices supporting last - mile broadband, demonstrating growing diversity in both use cases and portfolio adoption across our channel. ✓ Deepened our channel reach by onboarding new partners, including signing partnership agreements with three of the largest global IT resellers, CDW, Insight, and SHI. Also secured initial FX4200 stocking orders from leading distributors, including Get Wireless, TD Synnex, and Vertex Wireless. ✓ In January 2026, eliminated 100% of the Company’s Preferred Stock, which had a liquidation preference of $42m as of December 31, 2025, in exchange for $26m of aggregate consideration, representing a 38% discount, and consisting of $10m in cash, $8m of the Company’s existing 9.0% Senior Secured Notes due 2029, and approximately 767,00 shares of the Company’s common stock. 5 Q4 2025 | Selected Business Highlights

Total Revenue | Return to Sequential Revenue Growth Q4 2025 total revenue grew sequentially by +5.5% on strong mobile growth and maintained healthy Software Services & Other contribution. 29.5 39.2 42.0 35.9 19.7 28.2 33.7 36.1 8.1 12.4 12.0 12.2 12.0 12.0 12.2 12.3 37.5 51.6 54.0 48.1 31.7 40.2 45.9 48.4 Q1 2024 Q2 2024 Q3 2024 Product Revenue Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Software Services & Other Revenue 6 ($ millions) PRODUCT SOFTWARE SERVICES & OTHER

15.3 25.9 32.3 25.5 17.8 13.7 16.0 20.4 14.2 13.3 9.7 10.4 1.9 14.5 17.6 15.7 29.5 39.2 42.0 35.9 19.7 28.2 33.7 36.1 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Mobile Solutions Revenue Fixed Wireless Access Solutions Revenue 7 Product Revenue | Robust FWA & Total Product Revenue Growth Mobile Solutions revenues grew +27.4% sequentially over Q3 2025, representing the highest quarterly sales of the year, albeit less than 2024 as anticipated on significant prior year Mobile promotional activity; FWA revenues remained above $15m for the second consecutive quarter, with YoY growth of +50.4% vs. Q4 2024, marking the second - highest level of FWA revenue in the trailing 2 years. ($ millions) MOBILE FWA

Compelling Portfolio | High - Value Software Services Contribution The Company continues its successful focus on its solutions portfolio and is delivering a healthy revenue mix from high - profitability Software Services & Other offerings in addition to its Product offerings. 79% 76% 78% 75% 62% 70% 73% 75% 21% 24% 22% 25% 38% 30% 27% 25% Q4 Q3 Q2 Q1 Q4 Q3 Q2 Q1 2025 2025 2025 2025 2024 2024 2024 2024 Product Revenue Mix Software Services & Other Revenue Mix 8 PRODUCT SOFTWARE SERVICES & OTHER

35.4% 9 36.5% 34.8% 37.4% 47.5% 41.2% 41.8% 42.5% GROSS MARGIN % (non - GAAP) Q4 Q3 Q2 Q1 Q4 Q3 Q2 Q1 2025 2025 2025 2025 2024 2024 2024 2024 Gross Margin | Expanding Contribution The Company has materially improved its gross margin profile through a combination of improved revenue growth and mix, favorable pricing, and overall product sourcing & operational efficiencies.

Operating Expense Efficiency | Driving Operations at Scale Disciplined cost management has underpinned stable operating expenditures and has created a platform for economies of scale on an operating expense to revenue ratio. The Company has begun to and will continue to invest in Sales & Marketing and Researching & Development to drive growth. Sales & Marketing (non - GAAP) General & Administrative (non - GAAP) Operating Expense / Revenue ratio NOTE: These OpEx categories do not include depreciation & amortization expense as that is reported in its own line item. ($ millions) 3.7 4.2 4.0 3.7 3.8 3.8 4.0 5.0 10% 8% 7% 8% 12% 9% 9% 10% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2024 2024 2024 2024 2025 2025 2025 2025 4.5 5.1 5.0 5.3 4.3 4.6 4.6 5.3 12% 10% 9% 11% Research & Development (non - GAAP) 13% 11% 10% 11% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2024 2024 2024 2024 2025 2025 2025 2025 3.6 10 2.8 3.1 3.7 3.4 3.5 4.8 4.3 10% 5% 6% 8% 11% 9% 11% 9% Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 2024 2024 2024 2024 2025 2025 2025 2025

1.5 6.8 6.7 5.4 3.7 4.7 5.8 6.0 4.0% 13.2% 12.5% 11.2% 11.6% 11.7% 12.5% 12.4% Q1 2024 Q2 2024 Q3 2024 Q4 2024 Adj EBITDA $ Q1 2025 Adj EBITDA % Q2 2025 Q3 2025 Q4 2025 Profitability | Meaningful Shift & Expansion in Adj EBITDA Generation 11 The Company has significantly improved and stabilized profitability since the beginning of 2024 following transformative changes and has delivered consistent double - digit Adj EBITDA margin % for the past seven quarters. ADJ EBITDA MARGIN % ADJ EBITDA $ ($ millions)

Material Capital Structure Overhaul | Preferred Shares Eliminated in Jan 2026 The Company has meaningfully improved its capital structure through a series of restructurings, debt reductions and exchanges that have resulted in a material value accruing to common shareholders, highlighted as follows: • During 2024 and 2025, the Company lowered its debt position by more than $125m by paying - down debt and eliminating the convertible notes. • In January 2026, the Company also eliminated its Preferred Stock (that had a $42m aggregate liquidation preference at December 31, 2025) at a discount of 38% for total consideration of $26m and that consisted of a combination of $10m in Cash (with 1/3 paid at signing, 1/3 to be paid in 6 months, and 1/3 in a year), $8m in the Company’s existing long - term Senior Secured 9% Notes, and $8m in Common Stock. • The Company's only outstanding debt is $49m (including the $8m noted above) in long - term Senior Secured 9% Notes which mature May 1, 2029. • On August 5, 2025, the Company entered into a $15m (undrawn) working capital facility with BMO Bank that provides additional operating flexibility and liquidity. $ 49m Senior Secured Debt* $ 22m Cash* 12 - NET DEBT = ~ $27m * Includes the $8m in Notes issued and $3.3m cash paid in the Preferred Share elimination in Jan 2026/subsequent to December 31, 2025 as discussed above.

FULL - YEAR 2026 GUIDANCE Q1 2026 GUIDANCE ~$190m $33.0m - $36.0m Total Revenue $1.0m - $2.0m Adj EBITDA 13 On the Company’s Q4 2025 Earnings Call on Feb 19, 2026, the Company provided the following guidance for Total Revenue and Adjusted EBITDA for Q1 and the full - year 2026: Company Guidance | Q1 and Full - Year 2026 (ISSUED: FEB 19, 2026)

$24b TAM across the Mobile Broadband and Fixed Wireless Access markets Improved financial profile driving sustainable revenue growth, consistent profitability and cash flow generation Materially reduced debt and right - sized capital structure Unique positioning of products built to meet strict US government requirements in support of the “homegrown” US tech initiative 25+ year track record of wireless technology leadership and strong relationships with Tier 1 Service Providers and Fortune 500 customers Investment Highlights | Compelling Value to Common & Trajectory 14

APPENDIX

NON - GAAP NUMBERS Reconciliations to GAAP Financials

Gross Margin & OpEx | Three - Months Ended December 31, 2025 17 GAAP TO NON - GAAP RECONCILIATION Non - GAAP expense GAAP ($ thousands) $ 48,399 - $ $ 48,399 Revenues 27,810 175 27,985 Cost of revenues $ 20,589 $ 20,414 Gross Margin 42.5% 42.2% Gross Margin % 5,337 231 5,568 Operating costs and expenses: Research and development 4,980 335 5,315 Sales and marketing 4,285 1,594 5,879 General and administrative 2,347 - - - 2,347 - Depreciation and amortization Impairment of cap software $ 16,949 2,160 $ $ 19,109 Total operating costs & expenses Share - based compensation

GAAP TO NON-GAAP RECONCILIATION

GAAP Income (loss) from continuing operations to Adjusted EBITDA

($ thousands)	Three Months Ended December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
GAAP Income (loss) from continuing operations	$ 469	$ 1,432	$ 507	$ (1,170)	$ (16,475)	$ 7,543	$ 79	$ (5,516)
Share-based compensation expense	2,335	1,850	1,654	1,601	1,109	1,193	834	687
Impairment of capitalized software	-	-	-	384	-	507	-	420
Gain on early lease termination	-	(443)	-	-	-	-	-	-
Impairment of operating lease right-of-use assets	-	-	-	-	-	139	-	-
Purchased intangibles amortization	-	-	-	316	330	330	330	330
Debt restructuring costs	-	-	-	-	201	669	452	-
Divestiture related costs	-	-	-	-	-	-	-	-
Loss on extinguishment of revolving credit facility	-	-	-	-	-	-	788	-
Gain/(loss) on debt restructurings, net	-	-	-	-	16,541	(12,366)	(1,324)	-
Non-GAAP net income (loss)	**2,804**	**2,839**	**2,161**	**1,131**	**1,706**	**(1,985)**	**1,159**	**(4,079)**
Depreciation and amortization	2,368	2,189	1,792	1,782	1,978	2,863	3,361	3,007
Interest expense	927	885	933	1,026	1,220	5,731	1,776	2,179
Other (income) expense, net	(126)	(126)	(182)	(303)	(14)	72	417	375
Income tax provision (benefit)	35	(36)	22	23	518	36	118	17
Adjusted EBITDA	**$ 6,008**	**$ 5,751**	**$ 4,726**	**$ 3,659**	**$ 5,408**	**$ 6,717**	**$ 6,831**	**$ 1,499**

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Safe Harbor Statement This presentation contains statements about expected future events that are forward - looking and subject to risks and uncertainties. For these statements, we claim the safe harbor for “forward - looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For a discussion of factors that could cause actual results to differ materially from expectations, please refer to the risk factors described in our filings with the SEC. Non - GAAP Financial Measures Non - GAAP gross margins, operating expenses, and net income (loss) exclude the impact of share - based compensation expenses, impairments of capitalized software charges, acquisition - related intangible asset amortization, along with certain other non - recurring gains and losses. Adjusted EBITDA, in addition to those items excluded from non - GAAP net income (loss), excludes all interest expense, taxes, depreciation, amortization, and other non - operating income/expense. This presentation contains references to certain non - GAAP financial measures and should be viewed in conjunction with our press releases and supplementary information on our website ( www.inseego.com/investors ) which present a complete reconciliation of GAAP and Non - GAAP results. 19 Disclaimers

www.inseego.com NASDAQ: INSG